Exhibit 4(s)(2)

[Execution Version]

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

This AMENDMENT NO. 1, dated as of November 18, 2011 (this “Amendment”), is made by and among UNISOURCE ENERGY CORPORATION, an Arizona corporation (the “Borrower”), the lenders listed on the signature pages of this Amendment as “Lenders” (such lenders, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Lenders”), JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION and UNION BANK, N.A., as issuing banks (collectively, in such capacities, the “Issuing Banks”), and UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT:

The Borrower, the Lenders, the Issuing Banks, JPMorgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, Bank of America, N.A. and U.S. Bank National Association, as Co-Documentation Agents, and the Administrative Agent previously entered into that certain Second Amended and Restated Credit Agreement, dated as of November 9, 2010 (the “Existing Agreement”, as amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Borrower desires to amend the Existing Agreement to (a) extend the Final Maturity Date to November 9, 2016, (b) reduce the Applicable Margin and the Commitment Fee Rate, and (c) make certain other modifications thereto, and the Lenders, the Issuing Banks and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned to such terms in the Existing Agreement):

SECTION 1. Amendments to Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Disclosure Documents. The definition of “Disclosure Documents” contained in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Disclosure Documents” means (a) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2010, as filed with the SEC, (b) the Quarterly Reports on Form 10-Q of the Borrower for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as filed with the SEC, and (c) the Current Reports on Form 8-K of the Borrower as filed with the SEC on February 25, 2011, March 21, 2011, May 11, 2011 and August 12, 2011.

(b) Final Maturity Date. The definition of “Final Maturity Date” contained in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Final Maturity Date” means November 9, 2016.

(c) Additional Definitions. The following new definitions are hereby added to Section 1.01 of the Existing Agreement in appropriate alphabetical order:

“Amendment No. 1” shall mean Amendment No. 1, dated as of November 18, 2011, among the Borrower, the Issuing Banks, the Lenders and the Administrative Agent, which Amendment No. 1 amended this Agreement pursuant to the terms thereof.

“Amendment No. 1 Effective Date” shall mean November 18, 2011.

(d) Financial Condition. Section 3.04(a) of the Existing Agreement is hereby amended by (i) deleting each reference to the date “December 31, 2009” in its entirety and substituting therefor in each case the new date “December 31, 2010” and (ii) deleting the phrase “to and including the Effective Date” in its entirety and substituting therefor the new phrase “to and including the Amendment No. 1 Effective Date”.

(e) No Material Adverse Change. Section 3.04(b) of the Existing Agreement is hereby amended by deleting the date “December 31, 2009” in its entirety and substituting therefor the new date “December 31, 2010”.

(f) Pricing Schedule. Schedule 1.01 of the Existing Agreement is hereby replaced in its entirety with Schedule A attached hereto.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) when, and only when, (a) the Administrative Agent shall have received all fees (including, without limitation, all upfront fees) payable by the Borrower pursuant to that certain proposal letter agreement, dated October 5, 2011, among Union Bank, the Borrower, TEP, UNS Gas and UNS Electric (the “Proposal Letter”), together with, to the extent invoiced, reimbursement or payment of all reasonable fees and out-of-pocket disbursements of counsel to the Administrative Agent and other out-of-pocket expenses of the Administrative Agent required to be reimbursed or paid by the Borrower pursuant to the Proposal Letter, (b) all requisite Governmental Authorities and third parties, if any, shall have approved or consented to the execution, delivery and performance by the Borrower of this Amendment and the Amended Agreement and the transactions contemplated thereby (collectively, the “Transactions”) to the extent required and material (and the Administrative Agent shall have received copies, certified by an Authorized Officer to be true, correct and complete and in full force and effect, of all such approvals and consents, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders), no stay of any applicable regulatory approval shall have been issued and there shall be no litigation or governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or

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impose burdensome conditions on this Amendment, the Amended Agreement, any of the other Loan Documents or the Transactions, and (c) the Administrative Agent shall have received: (i) counterparts of this Amendment executed by all of the parties hereto (in sufficient quantity for each party to have a fully executed original), and (ii) all of the following documents, each document being dated the Effective Date unless otherwise specified below, in form and substance satisfactory to the Administrative Agent and in the number of originals or photostatic copies reasonably requested by the Administrative Agent:

(A) a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders) of (1) Morgan, Lewis & Bockius LLP, New York counsel for the Borrower, and (2) Todd C. Hixon, Esq., General Counsel for the Borrower, in each case covering such customary matters relating to this Amendment, the Amended Agreement and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions;

(B) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions, and any other legal matters relating to the Borrower, this Amendment, the Amended Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel;

(C) a certificate (the statements in which shall be true), signed by an Authorized Officer, certifying that:

(1) the representations and warranties of the Borrower set forth in this Amendment, the Amended Agreement and the other Loan Documents are true and correct on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct as of such earlier date); and

(2) both before and after giving effect to this Amendment, no Default has occurred and is continuing;

(D) a certificate, signed by an Authorized Officer, confirming compliance with the conditions set forth in this Section 2; and

(E) copies of all amendments to the TEP Loan Documents (including, without limitation, Amendment No. 1, dated as of the date hereof, to the TEP Credit Agreement), certified by an Authorized Officer as complete and correct and in full force and effect.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Administrative Agent, the Lenders and the Issuing Banks that:

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(a) Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower, and each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Government Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Requirement of Law, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created under the Loan Documents.

(c) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary that in any manner draws into question the validity or enforceability of this Amendment or the Amended Agreement or that otherwise involve this Amendment, the Amended Agreement or the Transactions.

(d) No Default. No Default has occurred and is continuing or would occur as a result of the execution, delivery or performance of this Amendment.

SECTION 4. Reference to and Effect on the Existing Agreement. (a) Upon the effectiveness of this Amendment: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement; and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement. This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement.

(b) Except as specifically amended above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Administrative Agent or the Issuing Banks under the Existing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Agreement or any other Loan Document.

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SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder, and all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including, without limitation, the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

SECTION 6. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including, without limitation, by Adobe portable document format file (also known as a “PDF” file)) shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of the New York.

SECTION 8. Miscellaneous. This Amendment shall be subject to the provisions of Sections 9.05, 9.07, 9.09, 9.10 and 9.11 of the Existing Agreement, each of which is incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNISOURCE ENERGY CORPORATION

By:	/s/ Kentton C. Grant
Name: Kentton C. Grant
Title: Vice President, Finance & Rates

UNION BANK, N.A., as Administrative Agent, as an Issuing Bank and as a Lender

By:	/s/ Jeffrey P. Fesenmaier
Name: Jeffrey P. Fesenmaier
Title: Vice President

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as an Issuing Bank and as a Lender

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Credit Executive

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:	Yann Blindert
Name: Yann Blindert
Title: Director

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kevin P. Bertelsen
Name: Kevin P. Bertelsen
Title: Managing Director

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Raymond J. Palmer
Name: Raymond J. Palmer
Title: Senior Vice President

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

By:	/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Mark W. Rogers
Name: Mark W. Rogers
Title: Vice President

Amendment No. 1 to UniSource Second Amended and Restated Credit Agreement

SCHEDULE A

to Amendment No. 1 to Credit Agreement

SCHEDULE 1.01

PRICING SCHEDULE

The “Applicable Margin” and the “Commitment Fee Rate” for any day (a) from and after the Effective Date through (but not including) the Amendment No. 1 Effective Date, are the respective annual percentage rates set forth in Table A below in the applicable row under the column corresponding to the Status that exists on such day, and (b) from and after the Amendment No. 1 Effective Date, are the respective annual percentages rates set forth in Table B below in the applicable row under the column corresponding to the Status that exists on such day:

TABLE A

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Level 1 ≥ A-/A3	Level 2 BBB+/Baa1	Level 3 BBB/Baa2	Level 4 BBB-/Baa3	Level 5 BB+/Ba1	Level 6 ≤ BB/Ba2
Applicable Margin — Eurodollar Loans	1.625%	1.875%	2.125%	2.50%	3.00%	3.50%
Applicable Margin — ABR Loans	0.625%	0.875%	1.125%	1.50%	2.00%	2.50%
Commitment Fee Rate	0.175%	0.225%	0.350%	0.450%	0.600%	0.750%

TABLE B

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Level 1 ≥ A-/A3	Level 2 BBB+/Baa1	Level 3 BBB/Baa2	Level 4 BBB-/Baa3	Level 5 BB+/Ba1	Level 6 ≤ BB/Ba2
Applicable Margin — Eurodollar Loans	1.00%	1.125%	1.25%	1.50%	1.75%	2.00%
Applicable Margin — ABR Loans	0.00%	0.125%	0.25%	0.50%	0.75%	1.00%
Commitment Fee Rate	0.125%	0.175%	0.20%	0.25%	0.30%	0.35%

Schedule A

For purposes of this Pricing Schedule, the following terms have the following meanings:

“Level 1 Status” exists at any date if, at such date, the Index Debt is rated A- or higher by S&P and A3 or higher by Moody’s.

“Level 2 Status” exists at any date if, at such date (i) the Index Debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody’s and (ii) Level 1 Status does not exist.

“Level 3 Status” exists at any date if, at such date (i) the Index Debt is rated BBB or higher by S&P and Baa2 or higher by Moody’s and (ii) neither Level 1 Status nor Level 2 Status exists.

“Level 4 Status” exists at any date if, at such date (i) the Index Debt is rated BBB- or higher by S&P and Baa3 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status or Level 3 Status exists.

“Level 5 Status” exists at any date if, at such date (i) the Index Debt is rated BB+ or higher by S&P and Ba1 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status, Level 3 Status or Level 4 Status exists.

“Level 6 Status” exists at any date if, at such date, no other Status exists.

“Status” refers to the determination of which of Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status, Level 5 Status or Level 6 Status exists at any date.

Notwithstanding the foregoing, if the Index Debt is split-rated and the ratings differential is two or more ratings levels, the Status shall be determined assuming that (a) the lower rating is equal to the midpoint of the two ratings (e.g., for a split rating of BBB+/Baa3, BBB is the midpoint and will be deemed to be the lower rating, and for a split rating of BB/Baa1, Baa3 is the midpoint and will be deemed to be the lower rating) or (b) if there is no exact midpoint, the lower rating is equal to the lower of the two middle intermediate ratings (e.g., for a split rating of BBB+/Ba1, BBB- is the lower of the two middle intermediate ratings and will be deemed to be the lower rating, and for a split rating of BB/Baa2, Ba1 is the lower of the two middle intermediate ratings and will be deemed to be the lower rating).

If at any time the Index Debt is unrated by both Moody’s and S&P, Level 6 Status shall exist; provided that if the reason that there is no such Moody’s rating or S&P rating results from Moody’s or S&P, as the case may be, ceasing to issue debt ratings generally, then the Borrower and the Administrative Agent may select another nationally-recognized rating agency to substitute for Moody’s or S&P, as applicable, for purposes of this Pricing Schedule (and all references herein to Moody’s or S&P, as applicable, shall refer to such substitute rating agency), and until a substitute nationally-recognized rating agency is so selected the Status shall be determined by reference to the rating most recently in effect prior to such cessation; and provided, further, that if the Index Debt is rated by only one of Moody’s or S&P, the Status shall be determined by reference to the rating of such Rating Agency.

Schedule A

The Applicable Margin and Commitment Fee Rate shall be increased or decreased in accordance with the foregoing Pricing Schedule upon any change in the applicable ratings of the Index Debt. The ratings of the Index Debt in effect at any date is that in effect at the close of business on such date.

Schedule A